Exhibit 99.1

www.brileyfin.com

B. Riley Financial Releases Guidance for Fourth Quarter; Raises Guidance for Full Year 2019

Full Year 2019 Net Income Expected to be $79.5 to $81.5 Million with Adj. EBITDA of $205.1 to $209.1 Million,
Exceeds Prior Guidance for Net Income of $45 to $60 Million and Adj. EBITDA of $150 to $170 Million

Announces Block Purchase of 880,000 Shares of Common Stock

LOS ANGELES, January 22, 2020 – B. Riley Financial, Inc. (NASDAQ:RILY) (the “Company” or “B. Riley”), a diversified provider of business advisory and financial services which operates through several wholly-owned subsidiaries, today released guidance for the fourth quarter of 2019 and raised its guidance for the full year ended December 31, 2019.

Preliminary Results for Q4 2019

●	Net income range of $15.0 to $17.0 million
●	Adjusted EBITDA in the range of $47.5 to $51.5 million

Preliminary Results for Full Year 2019

●	Net income of $79.5 million to $81.5 million
●	Adjusted EBITDA of $205.1 million to $209.1 million

“Our preliminary fourth quarter results include strong performance in our capital markets segment driven by investment banking activity and proprietary investment gains. The strength in capital markets was offset by an accrual of the total estimated loss we expect to incur on the completion of a large liquidation project. We are pleased that despite a setback in our liquidation group, we anticipate exceeding the mid-range of our prior guidance from September 2019 by approximately $47 million for adjusted EBITDA and $28 million for net income. As we enter 2020, we are seeing more opportunities than ever to leverage our platform and we remain optimistic about our ability to accelerate B. Riley’s forward momentum as we look ahead,” said Bryant Riley, Chairman and Co-Chief Executive Officer, B. Riley Financial.

Based on preliminary, unaudited results for the fourth quarter of 2019, the Company expects to report adjusted EBITDA in the range of $47.5 to $51.5 million and net income in the range of $15.0 to $17.0 million.

For the full year of 2019, the Company expects to report adjusted EBITDA in the range of $205.1 to $209.1 million and net income in the range of $79.5 to $81.5 million, exceeding its prior guidance of adjusted EBITDA in the range of $150 to $170 million and net income in the range of $45 to $60 million. The mid-range of the Company’s updated 2019 guidance represents a significant year-over-year increase of over 100 percent for adjusted EBITDA and over 400 percent in net income compared to reported results for the full year of 2018.

Actual results for the fourth quarter and full year of 2019 may differ from these estimates. The Company is currently performing its customary year-end closing, review and audit procedures and intends to report its fourth quarter and full year 2019 financial results in late February.

Repurchase of Common Stock

The Company also announced it has agreed to repurchase 880,000 shares of its common stock in a block purchase from an existing stockholder as part of a privately-negotiated transaction. The Company has agreed to purchase the shares at $24.4725 per share for an aggregate amount of approximately $21.5 million.

Riley commented, “Our share repurchase program is an integral part of our capital allocation strategy and these opportunistic share repurchases directly reflect our continued focus on increasing shareholder value. With this transaction, we have repurchased approximately 2.8 million shares and warrants since January 2018 which represent an amount equivalent to approximately 10 percent of our outstanding shares.”

B. Riley Financial, Inc. |  www.brileyfin.com |  NASDAQ: RILY

For more information, visit ir.brileyfin.com.

About B. Riley Financial, Inc. (NASDAQ:RILY)

B. Riley Financial provides collaborative financial services tailored to fit the capital raising and business advisory needs of public and private companies and high-net-worth individuals. B. Riley operates through several wholly-owned subsidiaries which offer complementary end-to-end capabilities spanning investment banking and institutional brokerage, private wealth and investment management, corporate advisory, restructuring, due diligence, forensic accounting and litigation support, appraisal and valuation, and auction and liquidation services. Certain registered affiliates of B. Riley originate and underwrite senior secured loans for asset-rich companies. The Company also makes proprietary investments in companies and assets with attractive return profiles. For more information, visit www.brileyfin.com.

Forward-Looking Statements

Statements in this press release that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition and stock price could be materially negatively affected. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to us and speak only as of the date of this press release. Such forward looking statements include, but are not limited to, statements regarding the Company’s anticipated results of operations for the fourth quarter and full year 2019, as well as statements regarding our excitement and the expected growth of our business segments. Factors that could cause such actual results to differ materially from those contemplated or implied by such forward-looking statements include (without limitation) those risks described from time to time in B. Riley Financial, Inc.’s periodic filings with the SEC, including, without limitation, the risks described in B. Riley Financial, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018 under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Additional information will be set forth in our Quarterly Report on Form 10-Q for the quarter ended December 31, 2019. These factors should be considered carefully, and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and B. Riley Financial, Inc. undertakes no duty to update this information.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including adjusted net income and adjusted EBITDA, may be considered non-GAAP financial measures. B. Riley Financial believes this information is useful to investors because it provides a basis for measuring the Company’s available capital resources, the operating performance of its business and its cash flow, excluding net interest expense, provisions for or benefit from income taxes, depreciation, amortization, fair value adjustment, transaction and other expenses, restructuring costs, and stock-based compensation that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles (“GAAP”). In addition, the Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

Reconciliation of Net Income Guidance to Adjusted EBITDA Guidance

Three Months Ended December 31, 2019

(Unaudited)

(Dollars in thousands)

	Current Guidance
	Low	High
Net income attributable to B. Riley Financial, Inc. (guidance)	$15,000	$17,000

Adjustments (guidance):
Provision for income taxes	7,500	8,500
Interest expense	15,000	15,000
Interest income	(200)	(200)
Share based payments	5,400	5,900
Depreciation and amortization	4,800	5,300
Restructuring expense	—	—
Transactions related costs	—	—

Total EBITDA adjustments	32,500	34,500

Adjusted EBITDA (guidance)	$47,500	$51,500

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

Reconciliation of Net Income Guidance to Adjusted EBITDA Guidance

Twelve Months Ended December 31, 2019

(Unaudited)

(Dollars in thousands)

	Current Guidance
	Low	High
Net income attributable to B. Riley Financial, Inc. (guidance)	$79,482	$81,482

Adjustments (guidance):
Provision for income taxes	34,302	35,302
Interest expense	50,130	50,130
Interest income	(1,529)	(1,529)
Share based payments	15,676	16,176
Depreciation and amortization	19,017	19,517
Restructuring expense	1,699	1,699
Transactions related costs	6,339	6,339

Total EBITDA adjustments	125,634	127,634

Adjusted EBITDA (guidance)	$205,116	$209,116

Contacts

Investors	Media
B. Riley Financial	Jo Anne McCusker
ir@brileyfin.com	jmccusker@brileyfin.com
(310) 966-1444	(646) 885-5425

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